Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz
Articles of Incorporation (PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.                                 ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation	ADERA MINES LIMITED
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada
Name
6100 Neil Road, Suite 500	Reno	NV	89511
Street Address	City	State	Zip Code

Optional Mailing Address	City	State	Zip Code
3.	Shares: (number of shares corporation authorized to issue	Number of shares with par value:	100,000,000	Par value:	$0.00001	Number of shares without par value:	None
4.	Name & Addresses, of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1. Maryna Bilynska
Name
1160 - 1040 Georgia Street West	Vancouver	B.C.	V6E 4H1
Street Address	City	State	Zip Code
2. Slavko Bebek
Name
1190 Sutton Place	W.Vancouver	B.C.	V7S 2L2
Street Address	City	State	Zip Code
5.	Purpose: (optional - see instructions)	The purpose of this Corporation shall be: To engage in and carry on any lawful business activity and acts desirable to accomplish such purpose.
6.	Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	Conrad C. Lysiak	/s/ Conrad C. Lysiak
Name	Signature
601 West First Avenue, Suite 503	Spokane	WA	99201
Address	City	State	Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
/s/ Kathleen C. Agariepy	December 29, 2003
Authorized Signature of R. A. or On Behalf of R. A. Company Kathleen C. Agariepy, Asst. Sec.	Date

This form, must be accompanied by appropriate fees. See attached fee schedule.